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                        [LETTERHEAD OF GRAHAM & DUNN PC]



September 2, 1999




The Board of Directors
Harbor Bancorp, Inc.
300 East Market Street
Aberdeen, Washington  98520

         RE:      LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

         We have acted as counsel for Harbor Bancorp, Inc. ("Harbor"), a Washington corporation and bank holding company, in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 230,588 shares of Harbor common stock, $1.00 par value per share (the "Shares"), to be issued in accordance with the Agreement and Plan of Merger dated as of June 9, 1999 (the "Plan") between Harbor and Pacific Financial Corporation. A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission on August 30, 1999 (the "Registration Statement").

         In connection with the Shares that will be issued under the Plan, we have examined the following: (i) the Plan; (ii) the Registration Statement; and
(iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Harbor or representations and warranties of Harbor contained in the Plan. We have assumed without independent investigation or review, the accuracy and completeness of the facts, representations, and warranties contained in the documents listed above or otherwise made known to us.

         Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

         Based upon and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and nonassessessable.

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Harbor Bancorp, Inc.
September 2, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

         The attorneys in this firm are members of the Bar of the State of Washington. We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the State of Washington and the United States of America.

                                                     Very truly yours,

                                                     GRAHAM & DUNN, P.C.